UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): May 31, 2000


                             Ridgewood Hotels, Inc.
             (Exact name of registrant as specified in its charter)



    Delaware                          0-14019                       58-1656330
(State or other               (Commission File Number)            (IRS Employer
jurisdiction of                                                   Identification
 incorporation)                                                       Number)


  1106 Highway 124, Hoschton, Georgia                                  30548
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (770) 867-9497

Item 2. Acquisition or Disposition of Assets.

     (a)(1) Ridgewood Georgia, Inc., a Georgia corporation ("Ridgewood Georgia") and a wholly-owned subsidiary of Ridgewood Hotels, Inc. (the "Company"), has entered into that certain Assignment and Assumption Agreement (the "Assignment Agreement") dated as of April, 2001 with RW Hotel Investment Associates, L.L.C., a Delaware limited liability company ("Transferee") pursuant to which Transferee assigned to Ridgewood Georgia, Transferee's 99% membership interest in RW Louisville Hotel Investors, L.L.C., a Delaware limited liability company ("RW Hotel Investors"). As a result, Ridgewood Georgia, which previously owned the remaining 1% membership interest in RW Hotel Investors, owns 100% of the membership interests in RW Hotel Investors (the "Membership Interests").

     RW Hotel Investors, in turn, owns 99% of RW Louisville Hotel Associates, LLC, a Delaware limited liability company ("Associates") which owns a Holiday Inn hotel property in Hurstbourne, Kentucky (the "Hurstbourne Hotel"). The remaining 1% interest in Associates is owned by RW Hurstbourne Hotel, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company. Therefore, as a result of the Assignment Agreement, the Company became the indirect owner of 100% of the membership interests of Associates.

     The Membership Interests are pledged as security for a $3,623,690 loan made by Louisville Hotel, LLC, a Delaware limited liability company, to Ridgewood Georgia and the Transferee in June of 1998 (the loan from Louisville Hotel, LLC and related transactions are described in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998). The loan, which is evidenced by a secured promissory note jointly made by Ridgewood Georgia and Transferee (the "Louisville Note"), is non-recourse. Pursuant to the Assignment Agreement, the Company assumed Transferee's obligations under the Louisville Note and the Membership Interests remain pledged as security for the Louisville Note. In addition, the Membership Interests are subject to an option pursuant to which Louisville Hotel, LLC has the right to acquire the Membership Interests for nominal value.

     Pursuant to the terms of the Louisville Note, all revenues (after payment of expenses including a management fee to the Company) of the Hurstbourne Hotel (whether from operations or upon the sale of the property) are required to be paid to Louisville Hotel, LLC until the principal and interest due on the note are paid in full as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998.

     The Assignment Agreement was entered into to provide the Company with ownership of Associates in connection with Associates application for a new franchise agreement for its Holiday Inn franchise. The Assignment Agreement is being reported herein because, as a result of the acquisition by Associates, Associates will be included in the Company's consolidated financial statements on a going forward basis.

     The description contained herein of the Assignment Agreement is qualified in its entirety by reference to the full text of the Assignment Agreement which has been filed as Exhibit 2.1 to this Report.

     (a)(2) As previously reported in the Company's Annual Report on Form 10-K for the period ended March 31, 2000 and the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2000, on May 31, 2000, the Company sold its hotel property in Longwood, Florida (the "Longwood Property") for $5,350,000 to Fulgent Street Motel & Hotel, Inc. ("Buyer") pursuant to the terms of that certain contract for the Purchase and Sale of Property dated June, 1999 as amended by the Reinstatement of and second Amendment to Contract for the Purchase and Sale of Property dated January 24, 2000 between the Company, Ridgewood Orlando, Inc., Buyer and Brokers Title, L.L.C., (collectively the "Longwood Purchase Agreement"). Approximately $3,500,000 of the sales proceeds were used to pay off the first mortgage on the property and a defeasance penalty incurred as a result of prepaying the mortgage. The Company recognized approximately $2,856,000 in profit on the sale before tax and received cash proceeds after payment of the mortgage, defeasance fee and other expenses of approximately $1,295,000.

     The description contained herein of the Longwood Purchase Agreement is qualified in its entirety be referenced to the full text of the Longwood Purchase Agreement which has been filed as Exhibits 2.2 and 2.3 to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     7(a) Financial Statements. All required financial statements with respect to the acquisition of the Membership Interests of RW Hotel Investors, L.L.C. will be filed by amendment to this Report no later than July 16, 2001.

     7(b) Pro Forma Financial Information.

          7(b)(i) All required pro forma financial information relating to the acquisition of the Membership Interests of RW Hotel Investors, L.L.C. will be filed by amendment to this Report within the time period set forth in
     Item 7(a).

          7(b)(ii) Included in this Report are the following unaudited pro forma financial statements relating to the disposition of the Longwood Property.

          (A)  Unaudited pro forma condensed balance sheet as of March 31, 2000

          (B) Unaudited pro forma condensed statement of income for the seven months ended March 31, 2000

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            RIDGEWOOD HOTELS, INC.



                                            By: /s/ Peter Conboy
                                                --------------------------------
                                                Peter Conboy
                                                Director of Finance

Dated as of July 2, 2001

Item 7 (b)(ii)

Unaudited Pro Forma Financial Statements Relating to the Disposition of the Longwood Property

On May 31, 2000, the Company sold its hotel in Longwood, Florida for $5,350,000. Approximately $3,500,000 of the sales proceeds were used to pay off the mortgage and defeasance penalty on the hotel. The Company recognized approximately $2,856,000 in profit on the sale before tax. The effect on the Company's financial statements for the seven months ended March 31, 2000 are shown and compared below as if the hotel had sold prior to September 1, 1999.


                                Income Statement For The Seven Months Ended
                                ------------------------------------------------
                                March 31, 2000                    March 31, 2000
                                --------------                    --------------
                                Including the      Pro Forma      Excluding the
                                    Hotel         Adjustments         Hotel
                                ------------------------------------------------

Revenues from wholly-owned
hotel operations                     $1,696        $(1,434)        $  262

Expenses of wholly-owned real
estate properties                     1,566         (1,289)           277

Depreciation and amortization           218            (78)           140

Interest expense                        348           (192)           156

Net loss applicable to common
shareholders                          2,026           (125)         1,901

Basic and diluted loss per
common share                         $ 1.07        $ (0.07)        $ 1.00


                                              Balance Sheet As Of
                                ------------------------------------------------
                                March 31, 2000                    March 31, 2000
                                --------------                    --------------
                                Including the      Pro Forma      Excluding the
                                    Hotel         Adjustments         Hotel
                                ------------------------------------------------

Total assets                         $8,243        $(1,651)        $6,592

Total liabilities                     6,503         (2,829)         3,674

Shareholder's investment             $1,740        $ 1,178         $2,918

                                 EXHIBITS INDEX

2.1 Assignment and Assumption Agreement dated as of April, 2001 between RW Hotel Investment Associates, L.L.C. and Ridgewood Georgia, Inc.

2.2 Contract for the Purchase and Sale of Property dated June, 1999 between the Company, Ridgewood Orlando, Inc., Fulgent Street Motel & Hotel, Inc. and Brokers Title, L.L.C.

2.3 Reinstatement of and Second Amendment to Contract for the Purchase and Sale of Property Dated January 24th, 2000.